Exhibit 28(a)(3)

GABELLI EQUITY SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

Gabelli Equity Series Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of one class of the Corporation’s common stock and the sub-series of that class as follows:

CURRENT DESIGNATION	NEW DESIGNATION

The Gabelli Woodland Small Cap Value Fund	The Gabelli Focus Five Fund

The Gabelli Woodland Small Cap Value Fund Class AAA Stock	The Gabelli Focus Five Fund Class AAA Stock

The Gabelli Woodland Small Cap Value Fund Class A Stock	The Gabelli Focus Five Fund Class A Stock

The Gabelli Woodland Small Cap Value Fund Class B Stock	The Gabelli Focus Five Fund Class B Stock

The Gabelli Woodland Small Cap Value Fund Class C Stock	The Gabelli Focus Five Fund Class C Stock

The Gabelli Woodland Small Cap Value Fund Class I Stock	The Gabelli Focus Five Fund Class I Stock

SECOND: The forgoing amendments to the Charter were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by §2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD: The amendments to the Charter as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of any class or sub-series of shares of the Corporation.

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Exhibit 28(a)(3)

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of this 20th day of June, 2017. The President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief and under the penalties for perjury, all matters and facts contained herein with respect to authorization and approval of these Articles of Amendment are true in all material respects.

ATTEST:	GABELLI EQUITY SERIES FUNDS, INC.

/s/ Andrea R. Mango	By:	/s/ Bruce N. Alpert
Andrea R. Mango		Bruce N. Alpert
Secretary		President

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